Exhibit 99.1

INTERACTIVE BROKERS GROUP ANNOUNCES 1Q2014 RESULTS

— — —

REPORTS COMPREHENSIVE EARNINGS PER SHARE OF $0.35, INCOME BEFORE TAXES OF $218 MILLION ON $355 MILLION IN NET REVENUES AND EARNINGS PER SHARE ON NET INCOME OF $0.34;

DECLARES QUARTERLY DIVIDEND OF $0.10 PER SHARE.

GREENWICH, CONN, April 15, 2014 — Interactive Brokers Group, Inc. (NASDAQ GS: IBKR) an automated global electronic broker and market maker, today reported diluted earnings per share on a comprehensive basis of $0.35 for the quarter ended March 31, 2014, compared to diluted earnings per share on a comprehensive basis of $0.06 for the same period in 2013.

On a non-comprehensive basis, which excludes the effect of changes in the U.S. dollar value of the Company’s non-U.S. subsidiaries, the Company reported diluted earnings per share on net income of $0.34 for the quarter ended March 31, 2014, compared to diluted earnings per share of $0.14 for the same period in 2013.

Net revenues were $355 million and income before income taxes was $218 million for this quarter, compared to net revenues of $216 million and income before income taxes of $82 million for the same period in 2013.

The Interactive Brokers Group, Inc. Board of Directors declared a quarterly cash dividend of $0.10 per share.  This dividend is payable on June 13, 2014 to shareholders of record as of May 30, 2014.

Business Highlights

•	61% pretax profit margin for this quarter, up from 38% in the year-ago quarter and 42% average for prior year.
•	60% Electronic Brokerage pretax profit margin for this quarter.
•	Customer equity grew 38% from the year-ago quarter to $49.0 billion and customer debits increased by 30%, to $14.4 billion.
•	Customer accounts grew 16% from the year-ago quarter to 252 thousand.
•	Total DARTs increased 25% from the year-ago quarter to 582 thousand.
•	Brokerage segment equity was $2.5 billion. Total equity was $5.2 billion.

Segment Overview

Electronic Brokerage
Electronic Brokerage segment income before income taxes increased 21%, to $134 million, in the quarter ended March 31, 2014 compared to the same period last year.  Commissions and execution fees increased 14% from the year-ago quarter, reflecting growth in customer accounts and higher average trading activity per customer.  Net interest income grew 23% from the year-ago quarter, to $66 million in this quarter.  Pretax profit margin was 60% for this quarter, up from 57% in the same period last year.

Total DARTs(1) for cleared and execution-only customers increased 25% to 582,000 from the year-ago quarter.  Cleared DARTs were 527,000 in this quarter, 25% higher than the same period last year.

Customer accounts grew 16% to 252,000 from the year-ago quarter.  Customer equity increased 38%, to $49.0 billion, from the year-ago quarter.  The size of an average customer account continued to grow to $195 thousand in equity per cleared customer account at the end of this quarter.

Customer margin borrowings were $3.3 billion higher than at the same time last year, ending the quarter at $14.4 billion.

Market Making
Market Making segment income before income taxes increased to $88 million, for the quarter ended March 31, 2014 from $29 million loss for the same period in 2013.  Removing the effects of currency translation, the Market Making segment produced $67 million pretax income in this quarter, compared to $32 million for the same period last year.  Increase in profit was driven by higher volatility as measured by the CBOE Volatility Index (VIX), a higher actual to implied volatility ratio and higher trading volumes.

Currency translation gain was $21 million in this quarter, compared to a $61 million loss in the year-ago quarter.

Effects of Foreign Currency Diversification
In connection with our currency strategy, we have determined to base our net worth in GLOBALs, a basket of 16 major currencies in which we hold our equity.  In this quarter, our currency diversification program increased our comprehensive earnings by $24 million, as the U.S. dollar value of the GLOBAL increased by approximately 0.4%.  The effects of currency diversification are reported as components of (1) Market Making Trading Gains and (2) Other Comprehensive Income (“OCI”).  In this quarter 85% of the GLOBAL effect was captured in Market Making Trading Gains in the Net Income section of the Statement of Comprehensive Income, with the remainder reported as OCI in the separate Comprehensive Income section of the Statement of Comprehensive Income.

(1)	Daily average revenue trades (DARTs) are based on customer orders.

_____________________

Conference Call Information:
Interactive Brokers Group will hold a conference call with investors today, April 15, 2014, at 4:30 p.m. ET to discuss its quarterly results.  Investors who would like to listen to the conference call live should dial 877-324-1965 (U.S. domestic) and 631-291-4512 (international). The number should be dialed approximately ten minutes prior to the start of the conference call.  Ask for the “Interactive Brokers Conference Call.”

The conference call will also be accessible simultaneously, and through replays, as an audio webcast through the Investor Relations section of the Interactive Brokers web site, www.interactivebrokers.com/ir.

About Interactive Brokers Group, Inc.:
Interactive Brokers Group, Inc., together with its subsidiaries, is an automated global electronic broker that specializes in catering to financial professionals by offering state-of-the-art trading technology, superior execution capabilities, worldwide electronic access, and sophisticated risk management tools at exceptionally low costs.  The brokerage trading platform utilizes the same innovative technology as the Company’s market making business, which specializes in routing orders and executing and processing trades in securities, futures, foreign exchange instruments, bonds and funds on more than 100 electronic exchanges and trading venues around the world.  As a market maker, we provide liquidity at these marketplaces and, as a broker, we provide professional traders and investors with electronic access to stocks, options, futures, forex, bonds and mutual funds from a single IB Universal AccountSM.  Employing proprietary software on a global communications network, Interactive Brokers is continuously integrating its software with a growing number of exchanges and trading venues into one automatically functioning, computerized platform that requires minimal human intervention.

Cautionary Note Regarding Forward-Looking Statements:
The foregoing information contains certain forward-looking statements that reflect the company's current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the company's actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

For Interactive Brokers Group, Inc. Media: Caitlin Duffy, 203-913-1369 or Investors: Deborah Liston, 203-618-4070.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA

TRADE VOLUMES:
(in 000's, except %)					Brokerage
	Market		Brokerage		Non				Avg. Trades
	Making	%	Cleared	%	Cleared	%	Total	%	per U.S.
Period	Trades	Change	Trades	Change	Trades	Change	Trades	Change	Trading Day
2010	75,169		133,658		18,732		227,559		905
2011	63,602	-15%	160,567	20%	19,187	2%	243,356	7%	968
2012	60,421	-5%	150,000	-7%	16,118	-16%	226,540	-7%	904
2013	65,320	8%	173,849	16%	18,489	15%	257,658	14%	1,029

1Q2013	16,567		39,576		4,350		60,493		1,008
1Q2014	15,643	-6%	50,727	28%	4,862	12%	71,232	18%	1,168

CONTRACT AND SHARE VOLUMES:
(in 000's, except %)

TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2010	678,856		96,193		84,469,874
2011	789,370	16%	106,640	11%	77,730,974	-8%
2012	698,140	-12%	98,801	-7%	65,872,960	-15%
2013	659,673	-6%	121,776	23%	95,479,739	45%

1Q2013	167,090		28,563		21,654,862
1Q2014	161,578	-3%	30,661	7%	44,707,956	106%

MARKET MAKING	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2010	435,184		15,371		19,165,000
2011	503,053	16%	15,519	1%	11,788,769	-38%
2012	457,384	-9%	12,660	-18%	9,339,465	-21%
2013	404,490	-12%	18,184	44%	12,849,729	38%

1Q2013	106,840		4,352		2,991,476
1Q2014	89,079	-17%	4,575	5%	2,958,853	-1%

BROKERAGE TOTAL	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2010	243,672		80,822		65,304,874
2011	286,317	18%	91,121	13%	65,942,205	1%
2012	240,756	-16%	86,141	-5%	56,533,495	-14%
2013	255,183	6%	103,592	20%	82,630,010	46%

1Q2013	60,250		24,211		18,663,386
1Q2014	72,499	20%	26,086	8%	41,749,103	124%

* Includes options on futures

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
OPERATING DATA, CONTINUED

BROKERAGE CLEARED	Options	%	Futures*	%	Stocks	%
Period	(contracts)	Change	(contracts)	Change	(shares)	Change
2010	103,054		79,144		62,077,741
2011	145,993	42%	89,610	13%	63,098,072	2%
2012	144,539	-1%	84,794	-5%	54,371,351	-14%
2013	180,660	25%	101,732	20%	78,829,785	45%

1Q2013	41,850		23,757		17,868,548
1Q2014	54,367	30%	25,694	8%	40,576,558	127%

* Includes options on futures

BROKERAGE STATISTICS
(in 000's, except % and where noted)
	1Q2014	1Q2013	% Change
Total Accounts	252	217	16%
Customer Equity (in billions) *	$49.0	$35.6	38%

Cleared DARTs	527	422	25%
Total Customer DARTs	582	465	25%

Cleared Customers (in $'s, except DART per account)
Commission per DART	$4.14	$4.61	-10%
DART per Avg. Account (Annualized)	539	496	9%
Net Revenue per Avg. Account (Annualized)	$3,661	$3,741	-2%

* Excludes non-customers. Approximately 8% of the increase in customer equity was due to the reclassification of certain related accounts from “non-customer” to “customer”, which are regulatory distinctions.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
(UNAUDITED)

		Three Months
		Ended March 31,
		2014	2013
		(in millions)

Electronic Brokerage	Net revenues	$223.7	$195.3
	Non-interest expenses	89.4	84.3

	Income before income taxes	$134.3	$111.0

	Pre-tax profit margin	60%	57%

Market Making	Net revenues	$133.1	$23.6
	Non-interest expenses	45.0	52.6

	Income (loss) before income taxes	$88.1	($29.0)

	Pre-tax profit margin	66%	-123%

Corporate*	Net revenues	($1.9)	($2.8)
	Non-interest expenses	2.4	(3.0)

	Income (loss) before income taxes	($4.3)	$0.2

Total	Net revenues	$354.9	$216.1
	Non-interest expenses	136.8	133.9

	Income before income taxes	$218.1	$82.2

	Pre-tax profit margin	61%	38%

* Corporate includes corporate related activities as well as inter-segment eliminations.

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2014	2013
	(in millions, except share and per share data)

Revenues:
Trading gains	$127.5	$19.0
Commissions and execution fees	136.6	119.6
Interest income	86.0	70.5
Other income	19.1	19.9

Total revenues	369.2	229.0

Interest expense	14.3	12.9

Total net revenues	354.9	216.1

Non-interest expenses:
Execution and clearing	54.2	59.5
Employee compensation and benefits	53.5	46.3
Occupancy, depreciation and amortization	9.8	10.1
Communications	6.0	5.5
General and administrative	13.3	12.5

Total non-interest expenses	136.8	133.9

Income before income taxes	218.1	82.2

Income tax expense	16.9	6.9

Net income	201.2	75.3

Net income attributable to noncontrolling interests	182.1	68.7

Net income attributable to common stockholders	$19.1	$6.6

Net income available for common stockholders	$19.1	$6.6

Earnings per share :
Basic	$0.35	$0.14
Diluted	$0.34	$0.14

Weighted average common shares outstanding:
Basic	54,664,225	47,499,898
Diluted	56,041,282	47,688,314

Comprehensive income:
Net income available for common stockholders	$19.1	$6.6
Other comprehensive income:
Cumulative translation adjustment, before income taxes	0.5	(3.8)
Income taxes related to items of other comprehensive income	0.1	0.0
Other comprehensive income (loss), net of tax	0.4	(3.8)
Comprehensive income available for common stockholders	$19.5	$2.8

Comprehensive income attributable to noncontrolling interests:
Net income attributable to noncontrolling interests	182.1	$68.7
Other comprehensive income (loss) - cumulative translation adjustment	3.1	(27.6)
Comprehensive income attributable to noncontrolling interests	$185.2	$41.1

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
EARNINGS PER SHARE ON COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months
	Ended March 31,
	2014	2013
	(in millions, except share and per share data)

Comprehensive income available for common stockholders, net of tax	$19.5	$2.8

Comprehensive income per share:
Basic	$0.36	$0.06
Diluted	$0.35	$0.06

Weighted average common shares outstanding:
Basic	54,664,225	47,499,898
Diluted	56,041,282	47,688,314

INTERACTIVE BROKERS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31, 2014	December 31, 2013
	(in millions)

Assets
Cash and cash equivalents	$991.4	$1,213.2
Cash and securities - segregated for regulatory purposes	15,579.7	13,991.7
Securities purchased under agreements to resell	282.7	386.3
Securities borrowed	2,846.5	2,751.5
Trading assets, at fair value	3,428.2	4,448.8
Receivables from customers, net of allowance	14,413.6	13,596.7
Receivables from brokers, dealers and clearing organizations	902.2	858.2
Other assets	536.1	624.3

Total assets	$38,980.4	$37,870.7

Liabilities and equity

Liabilities
Trading liabilities - financial instruments sold but not yet purchased, at fair value	$3,170.6	$3,153.7
Securities loaned	2,931.2	2,563.7
Short-term borrowings	33.6	24.6
Other payables:
Customers	26,975.6	26,319.4
Brokers, dealers and clearing organizations	241.4	331.0
Other payables	383.8	386.2
	27,600.8	27,036.6

Equity
Stockholders' equity	723.0	707.3
Noncontrolling interests	4,521.2	4,384.8
Total equity	5,244.2	5,092.1

Total liabilities and equity	$38,980.4	$37,870.7